KEYCORP REPORTS FIRST QUARTER 2020 NET INCOME OF $118 MILLION,
OR $.12 PER DILUTED COMMON SHARE
1Q20 results reflect the Current Expected Credit Losses accounting methodology;
provision for credit losses exceeded net charge-offs by $275 million, or $.23 per share
$92 million, or $.08 per share, impact from market-related valuation adjustments
Capital and liquidity positioned to weather adverse operating environments
Strong risk profile with disciplined underwriting standards
Performing critical role in providing capital and assistance to our clients;
over 38,000 applications being processed for Paycheck Protection Program

CLEVELAND, April 16, 2020 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $118 million, or $.12 per diluted common share for the first quarter of 2020, compared to $439 million, or $.45 per diluted common share, for the fourth quarter of 2019 and $386 million, or $.38 per diluted common share, for the first quarter of 2019. Key's results in the first quarter of 2020 reflect the Current Expected Credit Losses ("CECL") accounting methodology, as well as the impact of COVID-19 and market-related valuation adjustments.

Key's results reflect the extraordinary events that have unfolded as a result of COVID-19 and the efforts to contain its spread. At Key, we stand with those we serve and as leaders we are focused on demonstrating the strength and resiliency that will carry our company and our country through this challenging period.

As previously announced, Chris Gorman will assume the role of CEO on May 1st. Our leadership transition has been seamless, and I am confident in Chris and the talented and diverse team at Key. I know that they will navigate this current environment and take the company's performance to the next level. I have been proud and privileged to serve as CEO of a company that always puts our clients, our colleagues and our communities first.

- Beth Mooney, Chairman and CEO

We are prepared to operate under challenging circumstances and we proudly recognize that Key plays a critical role in the health of our financial system and our economy. Over the past decade, under Beth's leadership, we have transformed our company, including significantly improving our risk profile.

Today, Key is stronger, better capitalized and more liquid and we stand ready to support our clients, our teammates and our communities in managing through these difficult times. The team at Key appreciates the trust and confidence that all of our stakeholders place in us and we take great pride in knowing that Key is part of the solution and the path forward for all those whom we serve.

- Chris Gorman, President and COO

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Income (loss) from continuing operations attributable to Key common shareholders	$118	$439	$386	(73.1)%	(69.4)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.12	.45	.38	(73.3)	(68.4)
Return on average tangible common equity from continuing operations (a)	3.82%	14.09%	13.69%	N/A	N/A
Return on average total assets from continuing operations	.40	1.27	1.18	N/A	N/A
Common Equity Tier 1 ratio (b)	8.95	9.44	9.81	N/A	N/A
Book value at period end	$15.95	$15.54	$14.31	2.6%	11.5%
Net interest margin (TE) from continuing operations	3.01%	2.98%	3.13%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

(b)	3/31/20 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Net interest income (TE)	$989	$987	$985.2%		.4%
Noninterest income	477	651	536	(26.7)	(11.0)
Total revenue	$1,466	$1,638	$1,521	(10.5)%	(3.6)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $989 million for the first quarter of 2020, compared to taxable-equivalent net interest income of $985 million for the first quarter of 2019. The increase in net interest income reflects higher earning asset balances, which was partially offset by a lower net interest margin. The net interest margin was impacted by a lag in deposit pricing as interest rates declined.

Compared to the fourth quarter of 2019, taxable-equivalent net interest income increased by $2 million, reflecting a higher net interest margin, partially offset by one less day in the first quarter of 2020. The net interest margin benefited from lower interest-bearing deposit costs and a favorable mix of earning asset balances, partially offset by lower earning asset yields.

Noninterest Income

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Trust and investment services income	$133	$120	$115	10.8%	15.7%
Investment banking and debt placement fees	116	181	110	(35.9)	5.5
Service charges on deposit accounts	84	86	82	(2.3)	2.4
Operating lease income and other leasing gains	30	39	37	(23.1)	(18.9)
Corporate services income	62	65	55	(4.6)	12.7
Cards and payments income	66	67	66	(1.5)	—
Corporate-owned life insurance income	36	39	32	(7.7)	12.5
Consumer mortgage income	20	21	11	(4.8)	81.8
Commercial mortgage servicing fees	18	19	18	(5.3)	—
Other income	(88)	14	10	N/M	N/M
Total noninterest income	$477	$651	$536	(26.7)%	(11.0)%

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Key’s noninterest income was $477 million for the first quarter of 2020, compared to $536 million for the year-ago quarter and $651 million in the prior quarter. In the first quarter of 2020, other income was impacted by market-related valuation adjustments totaling $92 million, comprised of $73 million from customer derivatives and $19 million related to trading losses. Both were negatively impacted by wider credit spreads in the quarter.

Compared to the first quarter of 2019, noninterest income decreased by $59 million, due to a decline in other income, as well as lower operating lease income. The decrease was partially offset by growth in several fee categories: trust and investment services income, investment banking and debt placement fees, consumer mortgage income, and corporate services income.

Compared to the fourth quarter of 2019, noninterest income decreased by $174 million, due to a decline in other income, as well as lower investment banking and debt placement fees, due to a disruption in the capital markets related to COVID-19 and increased market volatility. The decrease was partially offset by higher trust and investment services income.

Noninterest Expense

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Personnel expense	$515	$551	$563	(6.5)%	(8.5)%
Nonpersonnel expense	416	429	400	(3.0)	4.0
Total noninterest expense	$931	$980	$963	(5.0)%	(3.3)%

Key’s noninterest expense was $931 million for the first quarter of 2020, compared to $963 million in the year-ago quarter and $980 million in the prior quarter. There were no notable items in the first quarter of 2020. The year-ago period included notable items of $26 million, which were efficiency-related expenses, while the prior period included notable items of $22 million, which consisted of a pension settlement charge and professional fees related to a previously disclosed fraud loss.

Excluding notable items in the year-ago period, noninterest expense decreased $6 million, reflecting the successful implementation of Key's expense initiatives, which drove personnel expenses lower, including lower incentive compensation expense, as well as a decline in intangible asset amortization. These expenses were partially offset by additional expenses from Laurel Road, which was acquired in April 2019.

Excluding notable items in the prior period, noninterest expense decreased $27 million. The decrease was primarily driven by a decline in personnel expenses, including lower incentive compensation expense, as well as a seasonal decline in marketing costs. These expenses were partially offset by an increase in employee benefits and higher operating lease expense.

BALANCE SHEET HIGHLIGHTS

Average Loans

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Commercial and industrial (a)	$49,466	$48,345	$45,998	2.3%	7.5%
Other commercial loans	19,779	19,312	20,383	2.4	(3.0)
Total consumer loans	26,929	25,950	23,268	3.8	15.7
Total loans	$96,174	$93,607	$89,649	2.7%	7.3%

(a)
Commercial and industrial average loan balances include $145 million, $146 million, and $133 million of assets from commercial credit cards at March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

Average loans were $96.2 billion for the first quarter of 2020, an increase of $6.5 billion compared to the first quarter of 2019. Commercial loans increased $2.9 billion, reflecting broad-based growth in

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

commercial and industrial loans, partially offset by declines in commercial mortgage. Consumer loans increased $3.7 billion, driven by solid growth from Laurel Road, residential mortgage loans, and indirect auto lending.

Compared to the fourth quarter of 2019, average loans increased by $2.6 billion. Commercial loans increased $1.6 billion, reflecting an increase in commercial and industrial utilization rates. Consumer loans increased $979 million, driven by growth from Laurel Road, residential mortgage, and indirect auto loans. On a period-end basis, total loans increased $8.6 billion compared to the linked quarter, largely the result of a $7.7 billion increase in commercial and industrial loans, due to higher utilization rates in March.

Average Deposits

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Non-time deposits	$99,117	$100,518	$93,699	(1.4)%	5.8%
Certificates of deposit ($100,000 or more)	6,310	6,899	8,376	(8.5)	(24.7)
Other time deposits	4,901	5,187	5,501	(5.5)	(10.9)
Total deposits	$110,328	$112,604	$107,576	(2.0)%	2.6%

Cost of total deposits	.62%	.71%	.76%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $110.3 billion for the first quarter of 2020, an increase of $2.8 billion compared to the year-ago quarter, reflecting growth from consumer and commercial relationships, partially offset by a decline in time deposits.

Compared to the fourth quarter of 2019, average deposits decreased by $2.3 billion, primarily driven by short-term and seasonal deposit outflows, which more than offset growth from the penetration of existing retail and commercial relationships. On a period-end basis, deposit inflows in March were commensurate to loan growth.

ASSET QUALITY

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Net loan charge-offs	$84	$99	$64	(15.2)%	31.3%
Net loan charge-offs to average total loans	.35%	.42%	.29%	N/A	N/A
Nonperforming loans at period end	$632	$577	$548	9.5	15.3
Nonperforming assets at period end	844	715	597	18.0	41.4
Allowance for loan and lease losses	1,359	900	883	51.0	53.9
Allowance for loan and lease losses to nonperforming loans	215.0%	156.0%	161.1%	N/A	N/A
Provision for credit losses	$359	$109	$62	229.4%	479.0%

N/A = Not Applicable

On January 1, 2020, Key adopted a new accounting standard, often referred to as Current Expected Credit Losses ("CECL"), which establishes a single allowance framework for all financial assets carried at amortized cost and certain off-balance sheet exposures. This framework requires that management estimate credit losses over the full remaining expected life and consider expected future changes in macroeconomic conditions.

Upon adoption, Key's ALLL from continuing operations increased by $204 million, or 23%, and the reserve for off-balance sheet exposures increased by $66 million, or 88%, as compared to December 31, 2019. The increase in the total allowance for credit losses resulted in a $230 million decrease to retained earnings, net of deferred tax balances.

Net loan charge-offs for the first quarter of 2020 totaled $84 million, or .35% of average total loans. These results compare to $64 million, or .29%, for the first quarter of 2019, and $83 million, excluding the

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

fraud loss, or .35%, for the fourth quarter of 2019. In the fourth quarter of 2019, Key realized pre-tax losses related to a previously disclosed fraud incident of $16 million.

Key’s provision for credit losses was $359 million for the first quarter of 2020. These results compare to $62 million for the first quarter of 2019 and $93 million, excluding the fraud loss, for the fourth quarter of 2019. The increase in provision for credit losses is mainly attributable to the significant change in the economic scenario from the COVID-19 pandemic. Key’s allowance for loan and lease losses was $1.4 billion, or 1.32% of total period-end loans at March 31, 2020, compared to .98% at March 31, 2019, and .95% at December 31, 2019.

At March 31, 2020, Key’s nonperforming loans totaled $632 million, which represented .61% of period-end portfolio loans. These results compare to .61% at March 31, 2019, and .61% at December 31, 2019. Purchased credit impaired ("PCI") loans and leases meeting nonperforming criteria were historically excluded from Key’s nonperforming disclosures. As a result of CECL implementation on January 1, 2020, PCI loans became purchased credit deteriorated ("PCD") loans. PCD loans that meet the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in NPLs in the first quarter of 2020.

Nonperforming assets at March 31, 2020, totaled $844 million, and represented .82% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .66% at March 31, 2019, and .75% at December 31, 2019.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2020.

Capital Ratios

	3/31/2020	12/31/2019	3/31/2019
Common Equity Tier 1 (a)	8.95%	9.44%	9.81%
Common Equity Tier 1 CECL fully phased-in (b)	8.75	—	—
Tier 1 risk-based capital (a)	10.31	10.86	10.94
Total risk based capital (a)	12.34	12.79	12.98
Tangible common equity to tangible assets (c)	8.26	8.64	8.43
Leverage (a)	9.75	9.88	9.89

(a)	3/31/2020 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

(b)	3/31/2020 ratio is estimated and is calculated to reflect the full impact of CECL and excludes the benefit of phase–ins.

(c)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

Key's capital position remained strong in the first quarter of 2020. As shown in the preceding table, at March 31, 2020, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 8.95% and 10.31%, respectively. Key's tangible common equity ratio was 8.26% at March 31, 2020.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 8.84% at March 31, 2020. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Key has elected the CECL phase-in option provided by regulatory guidance which delays for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 20 basis points.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Shares outstanding at beginning of period	977,189	988,538	1,019,503	(1.1)%	(4.2)%
Open market repurchases and return of shares under employee compensation plans	(7,862)	(12,968)	(11,791)	(39.4)	(33.3)
Shares issued under employee compensation plans (net of cancellations)	5,992	1,619	5,474	270.1	9.5
Shares outstanding at end of period	975,319	977,189	1,013,186	(.2)%	(3.7)%

Consistent with Key's 2019 Capital Plan, during the first quarter of 2020, Key declared a dividend of $.185 per common share. Key also completed $120 million of common share repurchases. These repurchases included $117 million of common share repurchases in the open market and $3 million of share repurchases related to employee equity compensation programs. These repurchases were completed prior to Key's announcement on March 17, 2020 to temporarily suspend share repurchase activity in response to the COVID-19 pandemic.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Major Business Segments

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Revenue from continuing operations (TE)
Consumer Bank	$820	$825	$805	(.6)%	1.9%
Commercial Bank	629	771	702	(18.4)	(10.4)
Other (a)	17	42	14	(59.5)	21.4%
Total	$1,466	$1,638	$1,521	(10.5)%	(3.6)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$105	$166	$168	(36.7)%	(37.5)%
Commercial Bank	70	315	250	(77.8)	(72.0)
Other (a), (b)	(29)	(12)	(11)	N/M	N/M
Total	$146	$469	$407	(68.9)%	(64.1)%

(a)
Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.

(b)	Other segments included $12 million, after tax, of notable items related to a previously disclosed fraud loss for the fourth quarter of 2019; additional detail can be found on page 24 of this release.
TE = Taxable Equivalent, N/M = Not Meaningful

Consumer Bank

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Summary of operations
Net interest income (TE)	$590	$586	$591.7%		(.2)%
Noninterest income	230	239	214	(3.8)	7.5
Total revenue (TE)	820	825	805	(.6)	1.9
Provision for credit losses	140	55	45	154.5	211.1
Noninterest expense	543	552	540	(1.6)	.6
Income (loss) before income taxes (TE)	137	218	220	(37.2)	(37.7)
Allocated income taxes (benefit) and TE adjustments	32	52	52	(38.5)	(38.5)
Net income (loss) attributable to Key	$105	$166	$168	(36.7)%	(37.5)%

Average balances
Loans and leases	$35,197	$34,148	$31,321	3.1%	12.4%
Total assets	38,460	37,729	34,732	1.9	10.7
Deposits	73,320	73,561	71,288	(.3)	2.9

Assets under management at period end	$36,189	$40,833	$38,742	(11.4)%	(6.6)%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Additional Consumer Bank Data

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Noninterest income
Trust and investment services income	$93	$91	$85	2.2%	9.4
Service charges on deposit accounts	55	58	53	(5.2)	3.8%
Cards and payments income	49	52	48	(5.8)	2.1
Other noninterest income	33	38	28	(13.2)	17.9
Total noninterest income	$230	$239	$214	(3.8)%	7.5%

Average deposit balances
NOW and money market deposit accounts	$45,583	$44,765	$42,261	1.8%	7.9%
Savings deposits	4,345	4,332	4,524.3		(4.0)
Certificates of deposit ($100,000 or more)	5,587	6,065	6,393	(7.9)	(12.6)
Other time deposits	4,869	5,164	5,484	(5.7)	(11.2)
Noninterest-bearing deposits	12,936	13,235	12,626	(2.3)	2.5
Total deposits	$73,320	$73,561	$71,288	(.3)%	2.9%

Home equity loans
Average balance	$10,093	$10,295	$10,905
Combined weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	62	61	60

Other data
Branches	1,082	1,098	1,177
Automated teller machines	1,398	1,420	1,502

Consumer Bank Summary of Operations (1Q20 vs. 1Q19)

•	Net income attributable to Key of $105 million for the first quarter of 2020, compared to $168 million for the year-ago quarter

•	Taxable equivalent net interest income decreased by $1 million from the first quarter of 2019, with balance sheet growth offset by lower loan fees and a lower interest rate environment

•	Average loans and leases increased $3.9 billion, or 12.4%. This was driven by strong loan growth in Laurel Road, residential mortgage, and indirect auto lending

•	Average deposits increased $2 billion, or 2.9%, from the first quarter of 2019. This was driven by growth in money market deposits, partially offset by a decrease in time deposits

•
Provision for credit losses increased $95 million compared to the first quarter of 2019. The increase in provision for credit losses is mainly attributable to the significant change in the economic scenario from the COVID-19 pandemic, as well as balance sheet growth

•	Noninterest income increased $16 million, or 7.5%, from the year ago quarter, driven by growth in trust and investment services income and consumer mortgage income

•	Noninterest expense increased $3 million, or 0.6%, from the year ago quarter. The increase reflects the addition of Laurel Road, partially offset by strong expense management

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Commercial Bank

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Summary of operations
Net interest income (TE)	$410	$416	$402	(1.4)%	2.0%
Noninterest income	219	355	300	(38.3)	(27.0)
Total revenue (TE)	629	771	702	(18.4)	(10.4)
Provision for credit losses	214	38	16	463.2	N/M
Noninterest expense	353	388	373	(9.0)	(5.4)
Income (loss) before income taxes (TE)	62	345	313	(82.0)	(80.2)
Allocated income taxes and TE adjustments	(8)	30	63	N/M	N/M
Net income (loss) attributable to Key	$70	$315	$250	(77.8)%	(72.0)%

Average balances
Loans and leases	$60,082	$58,535	$57,267	2.6%	4.9%
Loans held for sale	1,607	1,465	1,066	9.7	50.8
Total assets	69,383	67,135	64,873	3.3	7.0
Deposits	36,058	38,224	34,417	(5.7)%	4.8%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Commercial Bank Data

dollars in millions				Change 1Q20 vs.
	1Q20	4Q19	1Q19	4Q19	1Q19
Noninterest income
Trust and investment services income	$39	$29	$30	34.5%	30.0%
Investment banking and debt placement fees	116	179	110	(35.2)	5.5
Operating lease income and other leasing gains	30	39	37	(23.1)	(18.9)

Corporate services income	57	58	48	(1.7)	18.8
Service charges on deposit accounts	28	27	27	3.7	3.7
Cards and payments income	17	15	18	13.3	(5.6)
Payments and services income	102	100	93	2.0	9.7

Commercial mortgage servicing fees	18	19	17	(5.3)	5.9
Other noninterest income	(86)	(11)	13	N/M	N/M
Total noninterest income	$219	$355	$300	(38.3)%	(27.0)%

N/M = Not Meaningful

Commercial Bank Summary of Operations (1Q20 vs. 1Q19)

•	Net income attributable to Key of $70 million for the first quarter of 2020, compared to $250 million for the year-ago quarter

•	Taxable-equivalent net interest income increased by $8 million, compared to the first quarter of 2019, with balance sheet growth partially offset by a lower interest rate environment

•
Average loan and lease balances increased $2.8 billion, or 4.9%, compared to the first quarter of 2019, driven by broad-based growth in commercial and industrial loans and partially offset by a decline in commercial mortgage balances due to disciplined risk management

•	Average deposit balances increased $1.6 billion, or 4.8%, compared to the first quarter of 2019, driven by growth in core deposits

•
Provision for credit losses increased $198 million compared to the first quarter of 2019. The increase in provision for credit losses is mainly attributable to the significant change in the economic scenario from the COVID-19 pandemic, as well as balance sheet growth

•	Noninterest income decreased $81 million from the prior year, driven by market-related valuation adjustments of customer derivatives, as well as fixed income trading losses

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

•
Noninterest expense decreased $20 million, or 5.4%, from the first quarter of 2019. The decline reflects the continued benefit of efficiency initiatives undertaken throughout 2019, as well as strong expense discipline

*******************************************

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $156.2 billion at March 31, 2020.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,000 branches and approximately 1,400 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Emily J. Mills	Tracy Pesho
216.689.7781	216.471.2825
emills@key.com	Tracy_Pesho@KeyBank.com

Melanie S. Kaiser	Twitter: @keybank
216.689.4545
Melanie_S_Kaiser@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2019, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive regulation of the U.S. financial services industry. In addition to the aforementioned factors, the COVID–19 global pandemic is adversely affecting us, our clients, and third–party service providers, among others, and its impact may adversely affect our business and results of operations over a period of time. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, April 16, 2020. An audio replay of the call will be available through April 26, 2020.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

KeyCorp
First Quarter 2020
Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Summary of operations
Net interest income (TE)	$989	$987	$985
Noninterest income	477	651	536
Total revenue (TE)	1,466	1,638	1,521
Provision for credit losses	359	109	62
Noninterest expense	931	980	963
Income (loss) from continuing operations attributable to Key	145	466	406
Income (loss) from discontinued operations, net of taxes	1	3	1
Net income (loss) attributable to Key	146	469	407

Income (loss) from continuing operations attributable to Key common shareholders	118	439	386
Income (loss) from discontinued operations, net of taxes	1	3	1
Net income (loss) attributable to Key common shareholders	119	442	387

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.12	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.12	.45	.38

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.12	.45	.38
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.12	.45	.38

Cash dividends declared	.185	.185	.17
Book value at period end	15.95	15.54	14.31
Tangible book value at period end	12.98	12.56	11.55
Market price at period end	10.37	20.24	15.75

Performance ratios
From continuing operations:
Return on average total assets	.40%	1.27%	1.18%
Return on average common equity	3.10	11.40	10.98
Return on average tangible common equity (b)	3.82	14.09	13.69
Net interest margin (TE)	3.01	2.98	3.13
Cash efficiency ratio (b)	62.3	58.7	61.9

From consolidated operations:
Return on average total assets	.40%	1.27%	1.17%
Return on average common equity	3.12	11.48	11.01
Return on average tangible common equity (b)	3.86	14.19	13.72
Net interest margin (TE)	3.00	2.97	3.12
Loan to deposit (c)	92.1	86.6	85.1

Capital ratios at period end
Key shareholders’ equity to assets	11.15%	11.75%	11.25%
Key common shareholders’ equity to assets	9.96	10.47	10.25
Tangible common equity to tangible assets (b)	8.26	8.64	8.43
Common Equity Tier 1 (d)	8.95	9.44	9.81
Tier 1 risk-based capital (d)	10.31	10.86	10.94
Total risk-based capital (d)	12.34	12.79	12.98
Leverage (d)	9.75	9.88	9.89

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Financial Highlights (continued)
(dollars in millions)
	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Asset quality — from continuing operations
Net loan charge-offs	$84	$99	$64
Net loan charge-offs to average loans	.35%	.42%	.29%
Allowance for loan and lease losses	$1,359	$900	$883
Allowance for credit losses	1,520	968	945
Allowance for loan and lease losses to period-end loans	1.32%	.95%	.98%
Allowance for credit losses to period-end loans	1.47	1.02	1.05
Allowance for loan and lease losses to nonperforming loans	215.0	156.0	161.1
Allowance for credit losses to nonperforming loans	240.5	167.8	172.4
Nonperforming loans at period end	$632	$577	$548
Nonperforming assets at period end	844	715	597
Nonperforming loans to period-end portfolio loans	.61%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.82	.75	.66

Trust assets
Assets under management	$36,189	$40,833	$38,742

Other data
Average full-time equivalent employees	16,529	16,537	17,554
Branches	1,082	1,098	1,158

Taxable-equivalent adjustment	$8	$8	$8

(a)	Earnings per share may not foot due to rounding.

(b)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(c)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.

(d)	March 31, 2020, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

GAAP to Non-GAAP Reconciliations
(dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue," “cash efficiency ratio," "net loan charge-offs to average loans excluding notable items," and "provision for credit losses excluding notable items."

Notable items include certain revenue or expense items that may occur in a reporting period which management does not consider indicative of ongoing financial performance. Management believes it is useful to consider certain financial metrics with and without notable items, in order to enable a better understanding of company results, increase comparability of period-to-period results, and to evaluate and forecast those results.

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$17,411	$17,038	$15,924
Less: Intangible assets (a)	2,894	2,910	2,804
Preferred Stock (b)	1,856	1,856	1,421
Tangible common equity (non-GAAP)	$12,661	$12,272	$11,699
Total assets (GAAP)	$156,197	$144,988	$141,515
Less: Intangible assets (a)	2,894	2,910	2,804
Tangible assets (non-GAAP)	$153,303	$142,078	$138,711
Tangible common equity to tangible assets ratio (non-GAAP)	8.26%	8.64%	8.43%
Pre-provision net revenue
Net interest income (GAAP)	$981	$979	$977
Plus: Taxable-equivalent adjustment	8	8	8
Noninterest income	477	651	536
Less: Noninterest expense	931	980	963
Pre-provision net revenue from continuing operations (non-GAAP)	$535	$658	$558
Average tangible common equity
Average Key shareholders' equity (GAAP)	$17,216	$17,178	$15,702
Less: Intangible assets (average) (c)	2,902	2,919	2,813
Preferred stock (average)	1,900	1,900	1,450
Average tangible common equity (non-GAAP)	$12,414	$12,359	$11,439
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$118	$439	$386
Plus: Notable items, after tax (d)	—	29	20
Net income (loss) from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP)	$118	$468	$406
Average tangible common equity (non-GAAP)	12,414	12,359	11,439

Return on average tangible common equity from continuing operations (non-GAAP)	3.82%	14.09%	13.69%
Return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	3.82%	15.02%	14.39%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$119	$442	$387
Average tangible common equity (non-GAAP)	12,414	12,359	11,439

Return on average tangible common equity consolidated (non-GAAP)	3.86%	14.19%	13.72%

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Cash efficiency ratio
Noninterest expense (GAAP)	$931	$980	$963
Less: Intangible asset amortization	17	19	22
Adjusted noninterest expense (non-GAAP)	$914	$961	$941
Less: Notable items (d)	—	22	26
Adjusted noninterest expense excluding notable items (non-GAAP)	$914	$939	$915

Net interest income (GAAP)	$981	$979	$977
Plus: Taxable-equivalent adjustment	8	8	8
Noninterest income	477	651	536
Total taxable-equivalent revenue (non-GAAP)	$1,466	$1,638	$1,521

Cash efficiency ratio (non-GAAP)	62.3%	58.7%	61.9%

Cash efficiency ratio excluding notable items (non-GAAP)	62.3%	57.3%	60.2%
Net loan charge-offs to average total loans excluding notable items
Net loan charge-offs (GAAP)	$84	$99	$64
Less: Notable items	—	16	—
Net loan charge-offs excluding notable items (non-GAAP)	$84	$83	$64

Average loans outstanding	$96,174	$93,607	$89,649

Net loan charge-offs to average total loans excluding notable items (non-GAAP)	.35%	.35%	.29%
Provision for credit losses excluding notable items
Provision for credit losses (GAAP)	$359	$109	$62
Less: Notable Items	—	16	—
Provision for credit loses excluding notable items (non-GAAP)	$359	$93	$62

Three months ended
3/31/2020
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR (e)	12,259
Adjustments from current RCR to the fully phased-in RCR:
Deferred tax assets and other intangible assets (f)	—
Common Equity Tier 1 anticipated under the fully phased-in RCR (g)	$12,259

Net risk-weighted assets under current RCR (e)	136,929
Adjustments from current RCR to the fully phased-in RCR:
Mortgage servicing assets (h)	1,458
Deferred tax assets	285
All other assets	—
Total risk-weighted assets anticipated under the fully phased-in RCR (g)	$138,672

Common Equity Tier 1 ratio under the fully phased-in RCR (h)	8.84%

(a)
For the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, intangible assets exclude $6 million, $7 million, and $12 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)
For the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, average intangible assets exclude $7 million, $8 million, and $13 million, respectively, of average purchased credit card receivables.

(d)	Additional detail provided in Notable Items table on page 24 of this release.

(e)	The March 31, 2020, amounts reflect Key's election to adopt the CECL optional transition provision.

(f)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(g)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (fully phased-in); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(h)	Item is included in the 25% exceptions bucket calculation and is risk-weighted at 250%.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Consolidated Balance Sheets
(dollars in millions)

	3/31/2020	12/31/2019	3/31/2019
Assets
Loans	$103,198	$94,646	$90,178
Loans held for sale	2,143	1,334	894
Securities available for sale	20,807	21,843	20,854
Held-to-maturity securities	9,638	10,067	11,234
Trading account assets	795	1,040	979
Short-term investments	4,073	1,272	2,511
Other investments	679	605	646
Total earning assets	141,333	130,807	127,296
Allowance for loan and lease losses	(1,359)	(900)	(883)
Cash and due from banks	865	732	611
Premises and equipment	791	814	849
Goodwill	2,664	2,664	2,516
Other intangible assets	236	253	300
Corporate-owned life insurance	4,243	4,233	4,184
Accrued income and other assets	6,604	5,494	5,596
Discontinued assets	820	891	1,046
Total assets	$156,197	144,988	141,515

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$71,005	$66,714	$61,380
Savings deposits	4,753	4,651	4,839
Certificates of deposit ($100,000 or more)	5,630	6,598	8,396
Other time deposits	4,623	5,054	5,573
Total interest-bearing deposits	86,011	83,017	80,188
Noninterest-bearing deposits	29,293	28,853	27,987
Total deposits	115,304	111,870	108,175
Federal funds purchased and securities sold under repurchase agreements	2,444	387	266
Bank notes and other short-term borrowings	4,606	705	679
Accrued expense and other liabilities	2,700	2,540	2,301
Long-term debt	13,732	12,448	14,168
Total liabilities	138,786	127,950	125,589

Equity
Preferred stock	1,900	1,900	1,450
Common shares	1,257	1,257	1,257
Capital surplus	6,222	6,295	6,259
Retained earnings	12,174	12,469	11,771
Treasury stock, at cost	(4,956)	(4,909)	(4,283)
Accumulated other comprehensive income (loss)	814	26	(530)
Key shareholders’ equity	17,411	17,038	15,924
Noncontrolling interests	—	—	2
Total equity	17,411	17,038	15,926
Total liabilities and equity	$156,197	$144,988	$141,515

Common shares outstanding (000)	975,319	977,189	1,013,186

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Interest income
Loans	$1,026	$1,046	$1,066
Loans held for sale	19	17	13
Securities available for sale	129	137	129
Held-to-maturity securities	62	63	68
Trading account assets	8	8	8
Short-term investments	6	12	16
Other investments	1	2	4
Total interest income	1,251	1,285	1,304
Interest expense
Deposits	169	201	202
Federal funds purchased and securities sold under repurchase agreements	6	1	1
Bank notes and other short-term borrowings	5	4	4
Long-term debt	90	100	120
Total interest expense	270	306	327
Net interest income	981	979	977
Provision for credit losses	359	109	62
Net interest income after provision for credit losses	622	870	915
Noninterest income
Trust and investment services income	133	120	115
Investment banking and debt placement fees	116	181	110
Service charges on deposit accounts	84	86	82
Operating lease income and other leasing gains	30	39	37
Corporate services income	62	65	55
Cards and payments income	66	67	66
Corporate-owned life insurance income	36	39	32
Consumer mortgage income	20	21	11
Commercial mortgage servicing fees	18	19	18
Other income	(88)	14	10
Total noninterest income	477	651	536
Noninterest expense
Personnel	515	551	563
Net occupancy	76	76	72
Computer processing	55	51	54
Business services and professional fees	44	54	44
Equipment	24	25	24
Operating lease expense	36	32	26
Marketing	21	27	19
FDIC assessment	9	8	7
Intangible asset amortization	17	19	22
OREO expense, net	3	3	3
Other expense	131	134	129
Total noninterest expense	931	980	963
Income (loss) from continuing operations before income taxes	168	541	488
Income taxes	23	75	82
Income (loss) from continuing operations	145	466	406
Income (loss) from discontinued operations, net of taxes	1	3	1
Net income (loss)	146	469	407
Less: Net income (loss) attributable to noncontrolling interests	—	—	—
Net income (loss) attributable to Key	$146	$469	$407

Income (loss) from continuing operations attributable to Key common shareholders	$118	$439	$386
Net income (loss) attributable to Key common shareholders	119	442	387
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.12	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.12	.45	.38
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.12	$.45	$.38
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.12	.45	.38

Cash dividends declared per common share	$.185	$.185	$.17

Weighted-average common shares outstanding (000)	967,446	973,450	1,006,717
Effect of common share options and other stock awards	8,664	10,911	9,787
Weighted-average common shares and potential common shares outstanding (000) (b)	976,110	984,361	1,016,504

(a)	Earnings per share may not foot due to rounding.

(b)	Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)
	First Quarter 2020			Fourth Quarter 2019			First Quarter 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$49,466	$508	4.13%	$48,345	$522	4.28%	$45,998	$532	4.68%
Real estate — commercial mortgage	13,548	155	4.60	13,335	159	4.71	14,325	179	5.07
Real estate — construction	1,666	20	4.75	1,495	18	4.87	1,561	21	5.48
Commercial lease financing	4,565	39	3.39	4,482	39	3.52	4,497	41	3.66
Total commercial loans	69,245	722	4.19	67,657	738	4.33	66,381	773	4.71
Real estate — residential mortgage	7,215	68	3.75	6,777	65	3.83	5,543	56	4.02
Home equity loans	10,155	113	4.49	10,362	122	4.69	10,995	137	5.07
Consumer direct loans	3,709	54	5.91	3,125	51	6.45	1,862	37	8.06
Credit cards	1,082	31	11.50	1,103	32	11.38	1,105	32	11.80
Consumer indirect loans	4,768	46	3.86	4,583	46	3.99	3,763	39	4.13
Total consumer loans	26,929	312	4.66	25,950	316	4.84	23,268	301	5.23
Total loans	96,174	1,034	4.32	93,607	1,054	4.47	89,649	1,074	4.85
Loans held for sale	1,885	19	3.99	1,653	17	4.11	1,121	13	4.74
Securities available for sale (b), (e)	21,172	129	2.49	22,262	137	2.49	20,206	129	2.51
Held-to-maturity securities (b)	9,820	62	2.51	10,264	63	2.43	11,369	68	2.41
Trading account assets	1,065	8	2.95	1,103	8	3.08	957	8	3.36
Short-term investments	1,764	6	1.42	2,716	12	1.73	2,728	16	2.28
Other investments (e)	614	1	0.40	603	2	1.82	654	4	2.69
Total earning assets	132,494	1,259	3.82	132,208	1,293	3.90	126,684	1,312	4.17
Allowance for loan and lease losses	(1,097)			(882)			(878)
Accrued income and other assets	14,831			14,402			14,314
Discontinued assets	838			908			1,066
Total assets	$147,066			$146,636			$141,186
Liabilities
NOW and money market deposit accounts	$66,721	112.67		$66,412	135.81		$60,773	130.87
Savings deposits	4,655	1.05		4,660	1.07		4,811	1.08
Certificates of deposit ($100,000 or more)	6,310	34	2.20	6,899	40	2.31	8,376	47	2.25
Other time deposits	4,901	22	1.81	5,187	25	1.92	5,501	24	1.79
Total interest-bearing deposits	82,587	169.82		83,158	201.96		79,461	202	1.03
Federal funds purchased and securities sold under repurchase agreements	2,002	6	1.17	267	1.75		409	1.89
Bank notes and other short-term borrowings	1,401	5	1.58	801	4	2.02	649	4	2.75
Long-term debt (f), (g)	12,443	90	2.96	12,531	100	3.22	13,160	120	3.67
Total interest-bearing liabilities	98,433	270	1.10	96,757	306	1.25	93,679	327	1.42
Noninterest-bearing deposits	27,741			29,446			28,115
Accrued expense and other liabilities	2,838			2,347			2,622
Discontinued liabilities (g)	838			908			1,066
Total liabilities	129,850			129,458			125,482
Equity
Key shareholders’ equity	17,216			17,178			15,702
Noncontrolling interests	—			—			2
Total equity	17,216			17,178			15,704
Total liabilities and equity	$147,066			$146,636			$141,186
Interest rate spread (TE)			2.72%			2.65%			2.75%
Net interest income (TE) and net interest margin (TE)		989	3.01%		987	2.98%		985	3.13%
TE adjustment (b)		8			8			8
Net interest income, GAAP basis		$981			$979			$977

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)
Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial and industrial average balances include $145 million, $146 million, and $133 million of assets from commercial credit cards for the three months ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Noninterest Expense
(dollars in millions)

	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Personnel (a)	$515	$551	$563
Net occupancy	76	76	72
Computer processing	55	51	54
Business services and professional fees	44	54	44
Equipment	24	25	24
Operating lease expense	36	32	26
Marketing	21	27	19
FDIC assessment	9	8	7
Intangible asset amortization	17	19	22
OREO expense, net	3	3	3
Other expense	131	134	129
Total noninterest expense	$931	$980	$963
Average full-time equivalent employees (b)	16,529	16,537	17,554

(a)	Additional detail provided in Personnel Expense table below.

(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Salaries and contract labor	$316	$312	$320
Incentive and stock-based compensation	102	154	132
Employee benefits	92	85	93
Severance	5	—	18
Total personnel expense	$515	$551	$563

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Loan Composition
(dollars in millions)

				Percent change 3/31/2020 vs
	3/31/2020	12/31/2019	3/31/2019	12/31/2019	3/31/2019
Commercial and industrial (a)	$55,983	$48,295	$46,474	15.9%	20.5%
Commercial real estate:
Commercial mortgage	13,548	13,491	14,344.4		(5.5)
Construction	1,710	1,558	1,420	9.8	20.4
Total commercial real estate loans	15,258	15,049	15,764	1.4	(3.2)
Commercial lease financing (b)	4,677	4,688	4,507	(.2)	3.8
Total commercial loans	75,918	68,032	66,745	11.6	13.7
Residential — prime loans:
Real estate — residential mortgage	7,498	7,023	5,615	6.8	33.5
Home equity loans	10,103	10,274	10,846	(1.7)	(6.9)
Total residential — prime loans	17,601	17,297	16,461	1.8	6.9
Consumer direct loans	3,833	3,513	2,165	9.1	77.0
Credit cards	1,041	1,130	1,086	(7.9)	(4.1)
Consumer indirect loans	4,805	4,674	3,721	2.8	29.1
Total consumer loans	27,280	26,614	23,433	2.5	16.4
Total loans (c), (d)	$103,198	$94,646	$90,178	9.0%	14.4%

(a)	Loan balances include $143 million, $144 million, and $135 million of commercial credit card balances at March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $14 million, $15 million, and $12 million at March 31, 2020, December 31, 2019, and March 31, 2019, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
Total loans exclude loans of $821 million at March 31, 2020, $865 million at December 31, 2019, and $1.0 billion at March 31, 2019, related to the discontinued operations of the education lending business.

(d)
Accrued interest of $241 million, $244 million, and $279 million at March 31, 2020, December 31, 2019, and March 31, 2019, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 3/31/2020 vs
	3/31/2020	12/31/2019	3/31/2019	12/31/2019	3/31/2019
Commercial and industrial	$446	$367	$99	21.5%	350.5%
Real estate — commercial mortgage	1,284	772	724	66.3	77.3
Commercial lease financing	8	2	—	300.0	N/M
Real estate — residential mortgage	152	140	71	8.6	114.1
Consumer direct loans	253	53	—	377.4	N/M
Total loans held for sale (a)	$2,143	$1,334	$894	60.6%	139.7%

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $152 million at March 31, 2020, $140 million at December 31, 2019, and $71 million at March 31, 2019.

Summary of Changes in Loans Held for Sale
(in millions)

	1Q20	4Q19	3Q19	2Q19	1Q19
Balance at beginning of period	$1,334	$1,598	$1,790	$894	$1,227
New originations	3,333	3,659	3,222	3,218	1,676
Transfers from (to) held to maturity, net	200	26	237	42	6
Loan sales	(2,649)	(3,933)	(3,602)	(2,358)	(2,017)
Loan draws (payments), net	(77)	(18)	(49)	(6)	2
Valuation adjustments	2	2	—	—	—
Balance at end of period (a)	$2,143	$1,334	$1,598	$1,790	$894

(a)
Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $152 million at March 31, 2020, $140 million at December 31, 2019, $120 million at September 30, 2019, $164 million at June 30, 2019, and $71 million at March 31, 2019.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Average loans outstanding	$96,174	$93,607	$89,649
Allowance for loan and lease losses at the end of the prior period	$900	$893	$883
Cumulative effect from change in accounting principle (a)	204	—	—
Allowance for loan and lease losses at the beginning of the period	1,104	893	883
Loans charged off:
Commercial and industrial	60	77	36

Real estate — commercial mortgage	3	2	5
Real estate — construction	—	1	4
Total commercial real estate loans	3	3	9
Commercial lease financing	2	1	8
Total commercial loans	65	81	53
Real estate — residential mortgage	—	—	1
Home equity loans	4	3	4
Consumer direct loans	12	11	10
Credit cards	11	10	11
Consumer indirect loans	9	10	8
Total consumer loans	36	34	34
Total loans charged off	101	115	87
Recoveries:
Commercial and industrial	5	5	10

Real estate — commercial mortgage	1	—	1
Total commercial real estate loans	1	—	1
Commercial lease financing	—	1	1
Total commercial loans	6	6	12
Real estate — residential mortgage	—	1	1
Home equity loans	2	2	2
Consumer direct loans	2	2	1
Credit cards	2	1	2
Consumer indirect loans	5	4	5
Total consumer loans	11	10	11
Total recoveries	17	16	23
Net loan charge-offs	(84)	(99)	(64)
Provision (credit) for loan and lease losses	339	106	64
Allowance for loan and lease losses at end of period	$1,359	$900	$883

Liability for credit losses on lending-related commitments at the end of the prior period	$68	$65	$64
Liability for credit losses on contingent guarantees at the end of the prior period	7	—	—
Cumulative effect from change in accounting principle (a), (b)	66	—	—
Liability for credit losses on lending-related commitments at beginning of period	141	65	64
Provision (credit) for losses on lending-related commitments	20	3	(2)
Liability for credit losses on lending-related commitments at end of period (c)	$161	$68	$62

Total allowance for credit losses at end of period	$1,520	$968	$945

Net loan charge-offs to average total loans	.35%	.42%	.29%
Allowance for loan and lease losses to period-end loans	1.32	.95	.98
Allowance for credit losses to period-end loans	1.47	1.02	1.05
Allowance for loan and lease losses to nonperforming loans	215.0	156.0	161.1
Allowance for credit losses to nonperforming loans	240.5	167.8	172.4

Discontinued operations — education lending business:
Loans charged off	$2	$3	$4
Recoveries	1	2	1
Net loan charge-offs	$(1)	(1)	$(3)

(a)	The cumulative effect from change in accounting principle relates to the January 1, 2020, adoption of ASU 2016-13.

(b)	Excludes $4 million related to the provision for other financial assets.

(c)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Asset Quality Statistics From Continuing Operations
(dollars in millions)
	1Q20	4Q19	3Q19	2Q19	1Q19
Net loan charge-offs	$84	$99	$196	$65	$64
Net loan charge-offs to average total loans	.35%	.42%	.85%	.29%	.29%
Allowance for loan and lease losses	$1,359	$900	$893	$890	$883
Allowance for credit losses (a)	1,520	968	958	954	945
Allowance for loan and lease losses to period-end loans	1.32%	.95%	.96%	.97%	.98%
Allowance for credit losses to period-end loans	1.47	1.02	1.03	1.04	1.05
Allowance for loan and lease losses to nonperforming loans	215.0	156.0	152.6	158.6	161.1
Allowance for credit losses to nonperforming loans	240.5	167.8	163.8	170.1	172.4
Nonperforming loans at period end	$632	$577	$585	$561	$548
Nonperforming assets at period end	844	715	711	608	597
Nonperforming loans to period-end portfolio loans	.61%	.61%	.63%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.82	.75	.77	.66	.66

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Commercial and industrial	$277	$264	$238	$189	$170

Real estate — commercial mortgage	87	83	92	85	82
Real estate — construction	2	2	2	2	2
Total commercial real estate loans	89	85	94	87	84
Commercial lease financing	5	6	7	7	9
Total commercial loans	371	355	339	283	263
Real estate — residential mortgage	89	48	42	62	64
Home equity loans	143	145	179	191	195
Consumer direct loans	4	4	3	3	3
Credit cards	3	3	2	2	3
Consumer indirect loans	22	22	20	20	20
Total consumer loans	261	222	246	278	285
Total nonperforming loans	632	577	585	561	548
OREO	119	35	39	38	40
Nonperforming loans held for sale	89	94	78	—	—
Other nonperforming assets	4	9	9	9	9
Total nonperforming assets	$844	$715	$711	$608	$597
Accruing loans past due 90 days or more	128	97	54	74	118
Accruing loans past due 30 through 89 days	393	329	366	299	290
Restructured loans — accruing and nonaccruing (a)	340	347	347	395	365
Restructured loans included in nonperforming loans (a)	172	183	176	228	198
Nonperforming assets from discontinued operations — education lending business	7	7	7	7	7
Nonperforming loans to period-end portfolio loans	.61%	.61%	.63%	.61%	.61%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.82	.75	.77	.66	.66

(a)
Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)
	1Q20	4Q19	3Q19	2Q19	1Q19
Balance at beginning of period	$577	$585	$561	$548	$542
Loans placed on nonaccrual status (a)	219	268	271	189	196
Charge-offs	(100)	(114)	(91)	(84)	(91)
Loans sold	(4)	(1)	—	(38)	(18)
Payments	(31)	(59)	(37)	(23)	(22)
Transfers to OREO	(3)	(3)	(4)	(4)	(8)
Transfers to nonperforming loans held for sale	—	(47)	(78)	—	—
Transfers to other nonperforming assets	—	—	—	—	(13)
Loans returned to accrual status	(26)	(52)	(37)	(27)	(38)
Balance at end of period	$632	$577	$585	$561	$548

(a)
Purchase credit impaired (PCI) loans meeting nonperforming criteria were historically excluded from Key's nonperforming disclosures. As a result of CECL implementation on January 1, 2020, PCI loans became purchased credit deteriorated (PCD) loans. PCD loans that met the definition of nonperforming are now included in nonperforming disclosures, resulting in a $45 million increase in nonperforming loans in the first quarter of 2020.

KeyCorp Reports First Quarter 2020 Profit
April 16, 2020

Line of Business Results
(dollars in millions)

						Percentage change 1Q20 vs.
	1Q20	4Q19	3Q19	2Q19	1Q19	4Q19	1Q19
Consumer Bank
Summary of operations
Total revenue (TE)	$820	$825	$833	$825	$805	(.6)%	1.9%
Provision for credit losses	140	55	48	40	45	154.5	211.1
Noninterest expense	543	552	531	552	540	(1.6)	.6
Net income (loss) attributable to Key	105	166	194	177	168	(36.7)	(37.5)
Average loans and leases	35,197	34,148	32,760	31,881	31,321	3.1	12.4
Average deposits	73,320	73,561	72,995	72,303	71,288	(.3)	2.9
Net loan charge-offs	43	43	40	40	34	—	26.5
Net loan charge-offs to average total loans	.49%	.50%	.48%	.50%	.44%	N/A	N/A
Nonperforming assets at period end	$342	$306	$354	$366	$365	11.8	(6.3)
Return on average allocated equity	12.18%	19.27%	22.82%	21.75%	21.27%	N/A	N/A

Commercial Bank
Summary of operations
Total revenue (TE)	$629	$771	$779	$760	$702	(18.4)%	(10.4)%
Provision for credit losses	214	38	32	33	16	463.2	N/M
Noninterest expense	353	388	372	389	373	(9.0)	(5.4)
Net income (loss) attributable to Key	70	315	304	277	250	(77.8)	(72.0)
Average loans and leases	60,082	58,535	58,215	57,918	57,267	2.6	4.9
Average loans held for sale	1,607	1,465	1,325	1,168	1,066	9.7	50.8
Average deposits	36,058	38,224	36,204	35,960	34,417	(5.7)	4.8
Net loan charge-offs	40	39	35	23	30	2.6	33.3
Net loan charge-offs to average total loans	.27%	.26%	.24%	.16%	.21%	N/A	N/A
Nonperforming assets at period end	$407	$402	$351	$235	$225	1.2	80.9
Return on average allocated equity	6.00%	26.69%	26.37%	24.09%	22.60%	N/A	N/A
TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful

Notable Items
(in millions)

	Three months ended
	3/31/2020	12/31/2019	3/31/2019
Provision for credit losses	—	$(16)	—

Professional fees related to fraud loss	—	(4)	—
Efficiency initiative expenses	—	—	$(26)
Pension settlement charge	—	(18)	—
Total notable items	—	$(38)	$(26)
Income taxes	—	(9)	(6)
Total notable items, after tax	—	$(29)	$(20)